UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 26, 2006

DYNTEK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-11568	95-4228470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

19700 Fairchild Road, Suite 230, Irvine, California 92612

(Address of principal executive offices)

(949) 955-0078

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

On March 8, 2006, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with SACC Partners, L.P. and Lloyd I. Miller, III (the “Senior Lenders”), pursuant to which the Company issued Senior Secured Notes in the aggregate principal amount of $6.7 million (the “Senior Notes”) and a Junior Secured Convertible Note to Trust A-4 - Lloyd I. Miller (the “Junior Lender” and together with the Senior Lenders, the “Lenders”) in the aggregate principal amount of $3.0 million (the “First Junior Note”).

On June 15, 2006, the Company entered into a First Amendment to Note Purchase Agreement (the “First Amendment”) with the Lenders pursuant to which the Company issued an additional Junior Secured Convertible Note to the Junior Lender in the aggregate principal amount of $1,000,000 (the “Second Junior Note”) on substantially the same terms set forth in the First Junior Note.

On September 26, 2006, the Company entered into a Second Amendment to Note Purchase Agreement (the “Second Amendment”) with the Lenders pursuant to which the Company issued an additional Junior Secured Convertible Note to the Junior Lender in the aggregate principal amount of $3,000,000 (the “Third Junior Note”) on substantially the same terms set forth in the First Junior Note and Second Junior Note.  Thus, the interest rate for the Third Junior Note is 10% per annum if paid in cash, or 14% per annum if paid in kind, which is at the Company’s election until June 30, 2009.  Principal will be payable at the maturity date of March 1, 2011 and interest will be payable quarterly in arrears beginning September 30, 2006, unless the Company chooses its payment in kind option, in which case interest will be added to the principal amount of the Third Junior Note during the period that the Company continues such election.  The Third Junior Note may be converted into Common Stock at any time at the election of the holder at a conversion price of $0.20 per share of Common Stock.

The proceeds from the Third Junior Note will be used to finance current operations, fund potential acquisitions and for general corporate purposes.

The foregoing description of the Second Amendment and the Third Junior Note does not purport to be complete and is qualified in its entirety by reference to such documents, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 7.01                     Regulation FD

On September 27, 2006, the Company issued a press release regarding issuance of the Third Junior Note, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing

Item 9.01                     Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description

10.1	Second Amendment to Note Purchase Agreement, dated as of 9/26/06, by and between DynTek, Inc., SACC Partners, L.P., Lloyd I. Miller, III and Trust A-4 – Lloyd I. Miller

10.2	Third Junior Note, dated 9/26/06, issued by DynTek, Inc. to Trust A-4 – Lloyd I. Miller

99.1	Press release issued by DynTek, Inc., dated September 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNTEK, INC.

Date: September 28, 2006	By:	\s\ Mark E. Ashdown
Mark E. Ashdown
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Note Purchase Agreement, dated as of 9/26/06, by and between DynTek, Inc., SACC Partners, L.P., Lloyd I. Miller, III and Trust A-4 – Lloyd I. Miller

10.2	Third Junior Note, dated 9/26/06, issued by DynTek, Inc. to Trust A-4 – Lloyd I. Miller

99.1	Press release issued by DynTek, Inc., dated September 27, 2006